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                                                                  Exhibit 4.4(d)

                                 AMENDMENT NO. 3
                                     TO THE
                             ROADWAY SERVICES, INC.
               STOCK SAVINGS AND RETIREMENT INCOME PLAN AND TRUST
                (Amended and Restated Effective January 1, 1994)

                  This Amendment No. 3 to the Roadway Services, Inc. Stock Savings and Retirement Income Plan and Trust (the "Plan") is made and executed this 3rd day of June, 1996, and, except as otherwise provided, effective as of January 1, 1994, by and between Caliber System, Inc. (formerly known as Roadway Services, Inc.) and National City Bank, Cleveland, Ohio.

                  1. Effective January 2, 1996, the name of the Plan is changed to "Caliber System, Inc. Stock Savings and Retirement Income Plan and Trust" and all references to "Roadway Services, Inc." throughout the Plan shall be deemed to be references to "Caliber System, Inc."

                  2. The first sentence of Section 2.12(b) of the Plan is amended in it entirety to read as follows:

                  Notwithstanding the foregoing provisions of this Section, for Plan Years beginning on or after January 1, 1989 and before January 1, 1994, the Compensation of an Employee taken into account under the Plan shall not exceed $200,000 and, effective for Plan Years beginning on or after January 1, 1994, such amount shall not exceed $150,000, as such amounts may be adjusted for increases in the cost of living in accordance with Code Section 401(a)(17).



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                  3. Effective as of January 1, 1996, Section 2.16 of the Plan
is amended in its entirety to read as follows:

                  2.16 Covered Employee
                  ---------------------

                           Effective as of January 1, 1996, 'Covered Employee'
                  means any Employee of an Employer who is in a class or group to which the Employer has extended eligibility for participation in the Plan, excluding, however, any Employee who (a) is included in a collective bargaining unit (either directly or through an employer's association) unless the collective bargaining agreement expressly provides that the Employee is to be eligible under the Plan, (b) is a non-resident alien (other than an alien who is only temporarily located outside of the United States) or (c) is a leased employee (as defined in Section 2.20).

                  4. Effective as of January 1, 1996, Section 2.28 of the Plan is amended in its entirety to read as follows:

                  2.28  Hours of Service
                  ----------------------

                           (a) Effective as of January 1, 1996, 'Hours of
                  Service' means an hour for which an Employee is paid, or entitled to payment, by one or more Controlled Group Members for the performance of duties as an Employee and, with respect to an Employee who is designated by his Employer as a 'temporary or casual employee,' shall be determined in accordance with the provisions of 29 C.F.R. Section 2530.200b-2(a) and (b), which provisions are incorporated herein by reference.

                           (b) For purposes of determining the Hours of Service
                  of an Employee designated by his Employer as a 'temporary or casual employee,' Hours of Service shall be credited to eligibility computation periods and Plan Years in accordance with the provisions of 29 C.F.R. Section 2530.200b-2(c), which provisions are incorporated herein by reference.

                           (c) Anything in the Plan to the contrary
                  notwithstanding, for purposes of determining the Hours of Service of an Employee designated by his Employer as a 'temporary or casual employee,' such Employee shall be credited with such Hours of



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                  Service not otherwise credited to him under the Plan as may be required by any applicable law.

                  5. Effective as of January 1, 1996, new Sections 2.34(c) and
(d) are added to the Plan immediately following

Section 2.34(b) to read as follows:

                           (c) Effective as of January 1, 1996 and
                  notwithstanding the provisions of Subsection (a) of this Section, with respect to an Employee who is designated by his Employer as a 'temporary or casual employee,' '1-Year Break in Service' means a Plan Year in which such Employee does not complete more than 500 Hours of Service.

                           (d) Effective as of January 1, 1996 and
                  notwithstanding the provisions of Subsection (b) of this Section, if an Employee who is designated by his Employer as a 'temporary or casual employee' is absent from work for any period due to (i) the pregnancy of the Employee, (ii) the birth of a child of the Employee, (iii) the placement of a child of the Employee in connection with the adoption of such child by the Employee, or (iv) caring for a child for a period beginning immediately following the birth or placement of such child, such Employee shall receive credit for Hours of Service equal to:

                                    (A) the number of Hours of Service which
                           otherwise would normally have been credited to him but for the absence; or

                                    (B) if the number of Hours of Service under
                           Subparagraph (A) is not determinable, eight (8) Hours of Service per normal work day of the absence;

                  provided, however, that no more than 501 Hours of Service shall be credited under this Subsection by reason of the absence. The Hours of Service shall be credited:

                                            (I) in the Plan Year in which the
                                    absence from work begins, if the Employee would be prevented from incurring a 1-Year Break in Service in such Year; or



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                                        (II) in the immediately following Plan
                                    Year.

                  6. Effective as of January 1, 1996, Section 2.50 of the Plan is amended in its entirety to read as follows:

                  2.50  Year of Service
                  ---------------------

                           Effective as of January 1, 1996, 'Year of Service'
                  means:

                           (a) Except as provided in Subsection (b) of this
                  Section, each portion of an Employee's Period of Service that equals 365 days (whether or not consecutive); and

                           (b) With respect to an Employee who is designated by
                  his Employer as a 'temporary or casual employee,' such Employee shall be credited with a Year of Service when he is credited with at least 1,000 Hours of Service in the 12-month period beginning with his Employment Commencement Date and, if applicable, his Reemployment Commencement Date, either of which 12-month periods shall be the 'Initial Eligibility Computation Period.' Whether or not such an Employee is entitled to be credited with 1,000 Hours of Service during an Initial Eligibility Computation Period, such Employee shall be credited with a Year of Service if he is credited with at least 1,000 Hours of Service during the Plan Year which includes the first anniversary of his Employment Commencement Date or Reemployment Commencement Date (whichever is applicable) or any Plan Year thereafter.

                  6. A new Section 16.1(f) is added to the Plan immediately following Section 16.1(e) to read as follows and subsequent Subsections of
Section 16.1 are redesignated accordingly:

                                    (f) EMPLOYER or EMPLOYERS: The Controlled
                  Group.



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                  7. Section 16.1(m) (as redesignated by Section 6 of this
Amendment) is amended in its entirety to read as follows:

                                    (m) Required Aggregation Group: The group of
                  qualified plans of an Employer consisting of each plan in which a Key Employee participates in the plan year containing the determination date (or any of the four preceding plan years) plus each other plan which, during this period, enables any plan in which a Key Employee participates to meet the requirements of Code Sections 401(a)(4) or 410.

                  IN WITNESS WHEREOF, the Company and the Trustee have caused this Amendment No. 3 to be executed by their duly appointed officers.

In the presence of:                    CALIBER SYSTEM, INC.

/s/ Beth P. Ewing                      By: /s/ D.C. Brown
---------------------                     ---------------------
                                             Title: V.P. - Human Resources

                                       NATIONAL CITY BANK

/s/ J.M. Buchagen                      By: /s/ T.A. Busch
---------------------                     ---------------------
                                             Title: Vice President and
                                                    Trust Officer